                                                                                        FOR:   International Speedway Corporation
                                                                                                         CONTACT:   Wes Harris
                                                                                                                                 Director of Investor Relations
                                                                                                                                (386) 947-6465

INTERNATIONAL SPEEDWAY CORPORATION FILES REGISTRATION STATEMENT FOR SECONDARY EQUITY OFFERING

DAYTONA BEACH, FLORIDA – May 7, 2003 – International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today announced that it has filed a registration statement with the Securities and Exchange Commission for a secondary equity offering of 3,477,621 shares of its Class A Common Stock.  The shares will be sold by Penske Performance, Inc. and White River Investment Limited Partnership.  The offering will also include an option for the underwriters to purchase an additional 521,643 shares from Western Opportunity Limited Partnership to cover over-allotments, if any.

Citigroup Global Markets Inc., Wachovia Securities, Inc. and Raymond James will act as the underwriters for the proposed offering.   When available, copies of a preliminary prospectus may be obtained from Citigroup Global Markets Inc., 140 58th Street, Brooklyn, New York 11220, Attention: Prospectus Department, or by facsimile request at 718-765-6734.

The proposed sale of the shares to be registered is expected to occur through a public offering as soon as practicable after the effective date of the registration statement.  Penske Performance, Inc. expects to use the proceeds of the proposed sale for further investments in the retail automotive sector.  The shares to be offered by White River Investment Limited Partnership and Western Opportunity Limited Partnership are beneficially owned by the France Family Group.  The proposed sale of these shares would accomplish traditional estate planning objectives of the France Family Group.  Assuming the offering is completed as described in the registration statement, following the offering the France Family Group will remain ISC’s largest shareholder, and Penske Performance, Inc., a subsidiary of Penske Corporation, will no longer hold shares of ISC Class A Common Stock.  ISC will not receive any of the proceeds from the proposed offering.

A registration statement relating to the Class A Common Stock has been filed with the Securities and Exchange Commission but has not yet become effective.  The Class A Common Stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective under the Securities Act of 1933.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

International Speedway Corporation promotes motorsports activities in the United States.  ISC owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

ISC also owns and operates MRN Radio, an independent sports radio network; DAYTONA USA, in Daytona Beach, Florida; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”

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